UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2015

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2015, the Board of Directors (the “Board”) of CYS Investments, Inc. (the “Company”) elected Dale A. Reiss as a director. Ms. Reiss will serve on the Company’s Audit Committee. Ms. Reiss, age 67, brings insight from over 40 years of professional leadership and experience in organizational, financial planning and management strategies, with particular emphasis on real estate and the REIT sector. With the addition of Ms. Reiss, from January 2015 through May 2015, the Company’s Board will total ten members, nine of whom are independent.

In connection with the election of Ms. Reiss to the Board, Douglas Crocker has notified the Board that he does not intend to stand for re-election to the Board at the Company’s 2015 annual stockholders meeting (the “Annual Meeting”) and will retire from the Board at the end of his current term. Mr. Crocker has confirmed to the Board that his intention not to stand for re-election does not involve any dispute or disagreement with the Company, the Company’s management, or the Board. Following the Annual Meeting, the Board expects to have nine members, eight of whom the Company expects to be independent.

Ms. Reiss has served since 2008 as Managing Director of Artemis Advisors, LLC, a real estate, restructuring and consulting firm. From 2008 to 2011, she served at Ernst & Young LLP as Senior Advisor to the Global Real Estate Center, and from 1999 to 2008, as Senior Partner, Global and Americas Director of the real estate, hospitality, and construction practices. Through these roles, Ms. Reiss has gained extensive knowledge of global strategic, financial and technological management, investment, and governance issues, and had comprehensive exposure to public and private companies in many industries, including real estate, construction, retail, hospitality, restaurant, gaming, banking and financial services, professional services, agri-business, transportation and infrastructure. In addition, Ms. Reiss has broad experience serving on public, private and non-profit boards, and currently serves as a board member for iStar Financial Inc. (NYSE: SFI) (“iStar”), Tutor Perini Corporation (NYSE: TPC) (“Tutor Perini”), Educational Housing Services, Inc., the Guttmacher Institute, and the Police Pension Board (City of Sanibel, FL). Currently, Ms. Reiss serves as the chair of the audit committee for iStar and Tutor Perini, and on the audit committee of Guttmacher (having previously served as chair of that committee). Ms. Reiss has also previously held positions on the boards of Post Properties, Inc. (NYSE: PPS), the Urban Land Institute (where she continues to serve as a governor), Opus Group, and Pension Real Estate Association, among others.

Ms. Reiss graduated from the Illinois Institute of Technology, earning a Bachelor of Science in Economics and Accounting. She received her Masters of Business Administration in Finance and Statistics from the University of Chicago, and is a C.P.A.

The Board has determined that Ms. Reiss is independent and meets the applicable independence requirements of the New York Stock Exchange (the “NYSE”), the Company and the Securities and Exchange Commission (the “SEC”). The Board has determined that Ms. Reiss is an audit committee financial expert and is financially literate.

There is no arrangement or understanding between Ms. Reiss and any other persons pursuant to which Ms. Reiss was appointed as a director of the Company. Furthermore, Ms. Reiss is not currently engaged, and has not been engaged since the beginning of the last fiscal year, in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. In addition, Ms. Reiss, as a member of the Board, will be entitled to receive fees and restricted stock awards granted by the Company to its directors who are not employees of the Company beginning on a prorated basis on the date of her election to the Board. The Company previously disclosed the compensation of its directors in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on March 28, 2014, and this disclosure is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: January 16, 2015	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

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